EXHIBIT 3.5

CERTIFICATE OF TRUST
OF
STUDENT LOAN CONSOLIDATION CENTER STUDENT LOAN TRUST I

     This Certificate of Trust of Student Loan Consolidation Center Student Loan Trust I (the “Trust”) is being duly executed and filed by The Bank of New York (Delaware), as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name: The name of the business trust formed hereby is Student Loan Consolidation Center Student Loan Trust I.

2. Delaware Trustee: The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration.

3. Effective Date: This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as trustee

By	/s/ Michael Santino
Name	Michael Santino
Title	Senior Vice President